EXHIBIT 2.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”) is entered into as of this 25th day of October, 2024, by and between Accredited Solutions, Inc., a Nevada corporation (“ASII”), and Craig Span (the “Owner”), the owner of 100% of all outstanding membership interests (the “Acquired Interests”) of Globetopper, LLC, a Delaware limited liability company (“Acquired Company”).

RECITALS

WHEREAS, the Board of Directors of ASII has determined that a purchase of the Acquired Interests from the Owner on the terms and conditions set forth in this Agreement would be in the best interests of ASII and its shareholders; and

WHEREAS, the Owner desires to sell the Acquired Interests to ASII, on the terms and conditions set forth in this Agreement; and

WHEREAS, ASII and the Owner desire to make certain representations, warranties, covenants and agreements in connection with ASII’s purchase of the Acquired Interests and also to prescribe various conditions to such transaction.

NOW, THEREFORE, in order to consummate this Agreement, ASII and the Owner, in consideration of the mutual covenants and on the basis of the representations and warranties set forth, agree as follows:

Article 1. Purchase and Sale of Acquired Interests.

1.01 Purchase and Sale of the Acquired Interests. Subject to the terms and conditions of this Agreement, the Owner will sell and deliver to ASII, on or before the Closing Date (defined below), certificates representing the Acquired Interests, duly endorsed in blank.

In consideration of the Acquired Interests to be sold by the Owner, ASII shall issue and deliver to the Owner, on the Closing Date (defined below), a promissory note (the “Closing Note”), in the form of Exhibit A attached hereto which will provide for the following consideration:

(a)	$1,000,000 in cash payable on or before [Date two months from Closing Date] to be secured by the Acquired Interests, the assets of Acquired Company and additional protections set forth therein;

(b)	$1,000,000.00 by delivery of 1,000 shares of the Series B Preferred Stock of ASII (the (“Series B Shares”); and

(c)	$1,000,000.00 by the delivery of a secured promissory note to be secured by the Acquired Interests, the assets of Acquired Company and additional protections set forth therein.

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1.02 The Closing; Closing Date. Subject to the conditions precedent set forth in this Agreement, and the other obligations of the parties set forth herein, this Agreement shall be consummated at the offices of Acquired Company, on November 1, 2024, at the hour of 2:00 p.m., or at any other place and date as the parties fix by mutual written consent (the “Closing”). Consummation shall include the delivery by the Owner of the Acquired Interests, as provided in section 1.01, and the delivery by ASII of the Closing Note, as provided in section 1.01. The date of the consummation of this Agreement is referred to as the “Closing Date”.

Article 2. Representations and Warranties of the Owner.

The Owner represents and warrants, as of the date of this Agreement and as of the Closing Date, as follows:

2.01 Organization and Standing of Acquired Company. Acquired Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power to own property and carry on its business as it is now being conducted. A true copy of the Articles of Incorporation of Acquired Company, as amended to date, that have been certified by the Secretary of State of Delaware and delivered to ASII is included in Schedule 2.01 attached hereto and made a part hereof and is complete and accurate as of the date of this Agreement. Acquired Company is qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which it carries on business or in which any of its principal properties are located except where the failure to do so would not have a material adverse effect on the Acquired Company.

2.02 Subsidiaries. Acquired Company has no subsidiaries nor any interest in any other corporation, firm, partnership or other juridical entity.

2.03 Capitalization. As of the date of this Agreement, the Owner is the owner of 100% of the issued and outstanding membership interests of Acquired Company As of the date of this Agreement, all issued and outstanding membership interests of Acquired Company fully paid and non-assessable. There are no outstanding subscriptions, options, contracts, commitments or demands relating to the authorized but unissued membership interests of Acquired Company or other agreements of any character under which Acquired Company would be obligated to issue or purchase shares of its membership interests or other equity security.

2.04 Financial Statements. ASII acknowledges receipt of Acquired Company’s unaudited financial statements, for the years ended December 31, 2023 and 2022, and for the six months ended June 30, 2024. June 30, 2024, is referred to as the “Financial Statement Date”.

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2.05 Operations Since Financial Statement Date. Since the Financial Statement Date, Acquired Company has not, and prior to the Closing Date will not have without written consent to ASII:

(a) Issued or sold any membership interest, bond or other corporate securities;

(b) Incurred only current liabilities in the usual and ordinary course of business;

(c) Mortgaged, pledged or subjected to lien any of its assets;

(d) Except in the usual and ordinary course of business, sold or transferred any of its tangible assets, or canceled any debts or claims, or waived any rights of substantial value;

(e) Sold, assigned or transferred any patents, formulas, trademarks, trade names, copyrights, licenses, or other intangible assets;

(f) Incurred any materially adverse losses or damage; or

(g) Entered into any transaction other than in the usual and ordinary course of business.

2.06 Title to Assets. Acquired Company has good and marketable title to all its assets specified in the Schedule of Assets described in paragraph 2.07.

2.07 Schedule of Assets. Prior to the Closing Date, Acquired Company will have delivered to ASII a separate true and complete Schedule of Assets.

2.08 Indebtedness.

(a) Acquired Company presently has no outstanding indebtedness other than liabilities incurred in the usual and ordinary course of business. Acquired Company is not in default with respect to any terms or conditions of any indebtedness.

(b) Acquired Company has not made any assignment for the benefit of creditors, nor has any involuntary or voluntary petition in bankruptcy been filed by or against Acquired Company.

2.09 Litigation.

(a) Acquired Company is not party to, nor has it been threatened with, any litigation or governmental proceeding. Acquired Company is not aware of any facts that might result in any action, suit or other proceeding that would result in any material adverse change in the business or financial condition of Acquired Company.

(b) To its knowledge, Acquired Company is not infringing on, or otherwise acting adversely to, any copyrights, trademark rights, patent rights or licenses owned by any other person, and there is no pending claim or threatened action with respect to such rights. Acquired Company is not obligated to make any payments in the form of royalties, fees, or otherwise to any owner or licensor of any patent, trademark, trade name or copyright.

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2.10 Compliance With Law and Other Instruments. The business operations of Acquired Company have been, and currently are being, conducted in accordance with, in all material respects, all applicable laws, rules and regulations of all authorities, including, without limitation, state franchise registration and/or business opportunity laws and regulations, or laws similar thereto. Acquired Company is not in violation of, or in default under, any term or provision of its Certificate of Incorporation, its bylaws or of any lien, mortgage, lease, agreement, instrument, order, judgment or decree, or any other type of restriction that would prevent consummation of the exchange of securities contemplated by this Agreement.

2.11 Contractual Obligations. Acquired Company is not a party to, or bound by, any written or oral:

(a) Contract not made in the usual and ordinary course of business; or

(b) Except with respect to the Owner, employment or consultant contract that is not terminable at will without cost or other liability to Acquired Company or any successor.

Acquired Company has performed all obligations required to be performed by it to date and is not in material default under any of the contracts, leases or other arrangements by which it is bound. None of the parties with whom Acquired Company has contractual arrangements are in default of their obligations.

2.12 Records. All of the account books, minute books, membership interest certificate books and transfer ledgers of Acquired Company are complete and accurate in all material respects.

2.13 Taxes. Acquired Company has filed all required income tax returns as of the date of this Agreement. Acquired Company owes no income taxes other than in connection with income taxes not yet due.

2.14 Full Disclosure. As of the Closing Date, the Owner will, and will have caused Acquired Company to, have disclosed all events, conditions and facts materially affecting the business and prospects of Acquired Company that would cause any of the foregoing representations and warrants to be incomplete or inaccurate in any material respect. Neither the Owner nor Acquired Company has withheld knowledge of any events, conditions and facts that it has reasonable ground to know may materially affect the business and prospects of Acquired Company in a manner that would cause any of the foregoing representations and warrants to be incomplete or inaccurate in any material respect. None of the representations and warranties made by the Owner in this Agreement, or set forth in any other instrument furnished to ASII, contain any untrue statement of a material fact, fail to state material facts or fail to state facts necessary to make the statements of fact made not misleading.

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2.15 Ownership of Acquired Interests. The Owner is, on the date of this Agreement, and on the Closing Date will be, the lawful owner of the Acquired Interests. The Owner has the legal right and power to sell, assign and transfer the Acquired Interests. The delivery of the Acquired Interests to ASII pursuant to the provisions of this Agreement will transfer valid title to the shares free and clear of all liens, encumbrances, claims and other restrictions of any kind.

2.16 Waiver of Preemptive Rights; No Rights of Refusal. The Owner has waived, and does hereby waive, any preemptive or prescriptive right to purchase membership interests of Acquired Company that Owner has or may have had in the past. The Owner is not subject to a right of first refusal as to Acquired Interests.

2.17 No Brokers or Finders. All negotiations related to this Agreement on the part of the Owner have been accomplished solely by the Owner without the assistance of any person employed as a broker or finder. The Owner has done nothing to give rise to any valid claims against ASII or Acquired Company for a brokerage commission, finder’s fee or any similar charge.

Article 3. Representations and Warranties of ASII.

3.01 Securities Act Disclosure – Information With Respect to ASII. ASII files periodic reports with the Securities and Exchange Commission (the “SEC”). The periodic reports, as filed with the SEC by ASII, are incorporated herein by this reference. ASII represents and warrants that the information contained in the documents incorporated by reference accurately reflects its business operations and current financial condition.

3.02 Organization and Standing of ASII. ASII is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with corporate power to own property and carry on its business as it is now being conducted.

3.03 Subsidiaries. ASII has one subsidiary: Diamond Creek Group, LLC, a North Carolina limited liability company.

3.04 Capitalization. As of the date of this Agreement, the authorized capital stock of ASII consists of: 5,000,000,000 shares of common stock, of which 2,421,302,863 shares are issued and outstanding; and 30,000,000 shares of preferred stock, of which 14,000 shares of Series A Preferred Stock are issued and outstanding and outstanding and 1,217 shares of Series B Preferred Stock are issued and outstanding. All of such outstanding shares of capital stock of ASII are duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of ASII are subject to preemptive rights or any other similar rights of the shareholders of ASII or any liens or encumbrances imposed through the actions or failure to act of ASII.

3.05 Financial Statements. A copy of ASII’s unaudited financial statements for the period ended June 30, 2024 (the “ASII Financial Statements”), have been provided to the Owner. The financial statements listed in this paragraph 3.05 present fairly the financial condition of ASII as of the date thereof.

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3.06 Title to Assets. All book assets of ASII are in existence and in its possession, are in good condition and repair and conform to all applicable laws, regulations and ordinances. ASII has good and marketable title to all of its assets and holds such assets subject to no mortgage, lien or encumbrance. There are no mortgages, lien or encumbrance on the Series B Shares and ASII shall obtain all consents and approvals necessary to issue the Series B Shares to Owner to Closing. ASII is not subject to any agreement that would subject the Series B Shares, the Acquired Interests or the assets of the Acquired Company to any lien, mortgage or other restrictions or encumbrances prior to the satisfaction of all obligations under the Closing Note.

3.07 Indebtedness. ASII has no outstanding indebtedness, other than those liabilities described in the ASII Financial Statements. ASII is not in default with respect to any terms or conditions of any material indebtedness. ASII is not subject to any agreements or obligations that would be senior to ASII’s obligations under the Closing Note or subordinate Owner’s rights under the Closing Note in any material respect. ASII does not need to obtain the prior consent of any third party (or give notice to any third party) prior to satisfying its financial obligations under the Closing Note.

3.08 Litigation. ASII is not a party to, nor has it been threatened with, any litigation or governmental proceeding that could have a materially adverse affect on the transactions contemplated by this Agreement or on the financial condition of ASII.

3.09 ASII’s Authority. The execution and performance of this Agreement have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of ASII, in accordance with its terms.

3.10 Brokers and Finders. All negotiations on the part of the ASII related to this Agreement have been accomplished solely by the ASII without the assistance of any person employed as a broker or finder. The ASII has done nothing to give rise to any valid claims against the Owner for a brokerage commission, finder’s fee or any similar charge.

3.11 Taxes. ASII has filed all required income tax returns. ASII owes no income taxes other than in connection with income taxes not yet due.

3.12 Full Disclosure. As of the Closing Date, ASII will have disclosed to the Owner all events, conditions and facts materially affecting the business and prospects of ASII. ASII has not withheld knowledge of any events, conditions or facts it has reasonable ground to know may materially affect the business and prospects of ASII. None of the representations and warranties made by the ASII in this Agreement or set forth in any other instrument furnished to the Owner contain any untrue statement of a material fact, fail to state material facts or fail to state facts necessary to make the statements of fact made not misleading.

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Article 4. Conduct of Business of Acquired Corporation Pending Closing Date.

4.01. Conduct of Business in Its Usual and Ordinary Course. Acquired Company shall carry on its business in substantially the same manner as previous to the date of execution of this Agreement, and to:

(a) Continue in full force the amount and scope of insurance coverage carried prior to that date;

(b) Maintain its business organization and keep it intact, to retain its present employees and to maintain its goodwill with suppliers, customers and others having business relationships with it;

(c) Exercise due diligence in safeguarding and maintaining confidential reports and data used in its business; and

(d) Maintain its assets and properties in good condition and repair (subject to ordinary wear and tear), and not sell or otherwise dispose of any of its assets or properties, except sales of inventory in the usual and ordinary course of business.

4.02. Satisfy Conditions Precedent. Acquired Company shall satisfy all conditions precedent contained in this Agreement.

4.03. Access to Information and Documents.

(a) The Owner shall, and shall cause Acquired Company to, afford the officers and representatives of ASII, from the date of this Agreement until consummation hereof, full access during normal business hours to all properties, books, accounts, contracts, commitments and any other records of any kind of Acquired Company. Sufficient access shall be allowed to provide ASII with full opportunity to make any investigation it desires to make of Acquired Company and to keep itself fully informed of the affairs of Acquired Company.

(b) In addition, the Owner shall, and shall cause Acquired Company to, permit ASII to make extracts or copies of all such books, accounts, contracts, commitments and records, and to furnish to ASII, on demand, any further financial and operating data of Acquired Company as ASII reasonably requests.

(c) ASII will use any information obtained under this paragraph only for its own purposes in connection with the consummation of the transaction contemplated by this Agreement, and will not divulge the information to any other person. In the event the transaction contemplated by this Agreement is not consummated within ninety (90) days of the date of mutual execution, all documents or information gathered by ASII hereunder will be returned to Acquired Company forthwith, unless such period shall be extended by mutual consent.

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4.04. Negative Covenants. Except with the prior written consent of ASII, the Owner shall cause Acquired Company not to take any action with the intent to reduce the value or impair the operations of Acquired Company.

4.05. Consultation. The Owner will be reasonably consult with ASII at all times until the Closing Date with respect to the operation and conduct of Acquired Company’s business.

Article 5. Conduct of Business of ASII Pending Closing Date.

5.01. Conduct of Business in Its Ordinary Course. ASII will carry on its business in substantially the same manner as before the date of execution of this Agreement. Without the prior written consent of Owner (which may be given or withheld in Owner’s sole discretion), ASII may not, take action that would:

•	Subject the Class B Shares, Acquired Interests or the assets of the Acquired Company to any lien, mortgage, encumbrance or other restriction.

•	Enter into any agreement pursuant to which (a) ASII would incur obligations that would be senior to ASII’s obligations under the Closing Note or would subordinate Owner’s rights under the Closing Note in any material respect or (b) ASII would need to obtain the prior consent of any third party (or give notice to any third party) prior to satisfying its financial obligations under the Closing Note.

•	Take any action (or allow any action) to be taken that would be reasonably likely to create the conditions described above.

5.02. Satisfy Conditions Precedent. ASII will use its best efforts to satisfy all conditions precedent contained in this Agreement.

5.03. Access to Information and Documents.

(a) ASII will provide the Owner, from the date of this Agreement until the consummation hereof, full access during normal business hours to all properties, books, accounts, contracts, commitments and records of ASII. Sufficient access shall be allowed to provide the Owner with full opportunity to make any investigation they desire to make of ASII and to keep themselves fully informed of the affairs of ASII.

(b) ASII will permit the Owner to make extracts or copies of all books, accounts, contracts, commitments and records. Additionally, ASII will furnish to the Owner, within three (3) days after demand, any further financial and operating data and other information concerning its business and assets that the Owner reasonably requests.

(c) The Owner will use any information obtained under this paragraph only for their own purposes in connection with the consummation of the transaction contemplated by this Agreement, and will not divulge the information to any other person. In the event the transaction contemplated hereby is not consummated within ninety (90) days of the date of mutual execution, all documents or information gathered by the Owner hereunder will be returned to ASII forthwith, unless such period shall be extended by mutual consent.

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Article 6. Further Agreements.

6.01 Continuing Operations of Acquired Company. As further consideration for the Owner’s entering into this Agreement, ASII agrees that, for a period of two years following the Closing Date, it shall take no action that would change or interfere with the management of Acquired Company (including reducing the compensation or role of Owner without Owner’s prior written consent) and shall compensate Owner with a reasonable salary and benefits post-Closing to be agreed upon the parties in good faith; provided, however, that any criminal wrongdoing of Acquired Company’s management shall serve to permit ASII to change Acquired Company’s management, in ASII’s sole discretion.

As further consideration for ASII’s entering into this Agreement, the Owner shall use commercially reasonable efforts to cause Acquired Company to operate in a manner that would benefit ASII and its shareholders, for all periods following the Closing Date.

6.02 Books and Records. As further consideration for ASII’s entering into this Agreement, at or prior to the Closing Date, the Owner shall deliver all books and records of Acquired Company, including, without limitation, all existing contracts to which Acquired Company is a party, all financial books and records, all board and shareholder minutes since inception, all login credentials for all of Acquired Company’s social media accounts and all such other items as ASII may reasonably request.

Article 7. Conditions Precedent to Obligations of Owner.

7.01 Conditions Precedent to Closing. The obligations of the Owner to consummate this Agreement shall be subject to the conditions precedent specified in this Article 7.

7.02 Truth of Representations and Warranties and Compliance With Covenants. The representations and warranties of ASII contained in this Agreement shall be true as of the Closing Date with the same effect as though made on the Closing Date. ASII shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing Date. ASII shall deliver to the Owner a certificate, in the form of Exhibit 7.02 attached hereto and made a part hereof, dated as of the Closing Date and signed by the Chief Executive Officer of ASII, certifying the truth of the representations and warranties.

7.03 No Restrictions. No action or proceeding by any governmental body or agency shall have been threatened, asserted or instituted to prohibit the consummation of the transactions contemplated herein.

Article 8. Conditions Precedent to Obligations of ASII.

8.01 Conditions Precedent to Closing. The obligations of ASII to consummate this Agreement shall be subject to the conditions precedent specified in this Article 8.

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8.02 Truth of Representations and Warranties and Compliance With Covenants. The representations and warranties of the Owner contained in this Agreement shall be true as of the Closing Date, with the same effect as though made on the Closing Date. The Owner shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Closing Date. The Owner shall deliver to ASII a certificate, in the form of Exhibit 8.02 attached hereto and made a part hereof, dated the Closing Date and signed by the Owner, certifying the truth of the representations and warranties.

8.03 Retention of Officers and Directors. The present officers and directors of Acquired Company shall remain in office subsequent to the Closing and until their earlier resignation or removal (which, post-Closing, would be subject to ASII’s covenant in Section 6.01 above).

8.04 No Restrictions. No action or proceeding by any governmental body or agency shall be threatened, asserted or instituted that prohibits the consummation of the transactions contemplated herein.

8.05 No Contracts Terminated. Acquired Company shall not have terminated any contracts prior to the Closing Date that, in the aggregate, would materially and adversely affect its business.

8.06 No Damage to Assets. At the Closing Date, the machinery, equipment, inventory or other tangible property of Acquired Company shall not be damaged by fire, flood, accident, labor strife, act of war or any other cause beyond the reasonable power and control of Acquired Company or the Owner to an extent that substantially affects the value of the property and assets. Loss or damage shall be considered to affect substantially the value of the properties and assets within the meaning of this paragraph, if the book value of the properties and assets lost or damaged exceeds twenty percent (20%) of the total book value of all assets of Acquired Company.

Article 9. Survival of Warranties and Indemnification.

9.01 Nature and Survival of Representations and Warranties. All statements of fact contained in this Agreement, or in any memorandum, certificate, letter, document or other instrument delivered by or on behalf of Acquired Company, ASII or the Owner pursuant to this Agreement shall be deemed representations and warranties made by any such party, respectively, to each other party under this Agreement. The covenants, representations and warranties of ASII and the Owner shall survive the Closing Date, and all inspections, examinations, or audits on behalf of the parties and the Owner for a period of one year following the Closing Date (the “Survival Period”), except that the same shall survive for a period of three years with respect to issues relating to fraud and federal income taxes.

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9.02 Indemnification by the Owner. The Owner agrees to indemnify and hold ASII, its officers, agents and attorneys (“ASII Indemnitees”) harmless after the date of this Agreement in respect to any damages as defined in this Section 9.02. Damages, as used in this Section 9.02, shall include any claim, action, demand, loss, cost, expense, liability, penalty and other damage, including, but not limited to, reasonable attorney’s fees and other costs and expenses incurred attempting to avoid damages or in enforcing this indemnity, resulting to ASII from:

(a) Any materially inaccurate representation made by the Owner in, or pursuant to, this Agreement;

(b) Material breach of any of the warranties by the Owner in, or pursuant to, this Agreement; or

(c) Material breach or default of any of the obligations to be performed by the Owner under this Agreement.

The Owner shall be required to reimburse ASII for any payment made or loss suffered by ASII, at any time after the Closing Date, based on the judgment of any arbitrator or any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions with respect to any damages described in this paragraph. Except in the case of fraud as determined by a court of competent jurisdiction, (i) Owner shall not be required to indemnify the ASII Indemnitees with respect to any claim for indemnification arising out of or relating to matters described in Section 9.02, (A) unless and until the aggregate amount of all such claims for such matters exceeds $30,000.00 and (ii) Owner shall not be required to indemnify the ASII Indemnitees with respect to any claim for indemnification arising out of or relating to matters described in Section 9.02 in an amount in the aggregate in excess of the 20% of the cash consideration actually received by Owner hereunder during the Survival Period. In addition, Owner may elect, at his discretion, to satisfy any indemnification obligations hereunder by either (a) reducing ASII’s obligations under the Closing Note by the corresponding amount or (b) transferring Series B Shares to the company with each Class B Share being equal to $1,000 until the required amount hereunder has been transferred to ASII in the form of Class B Shares.

9.03 Indemnification by ASII. ASII agrees to indemnify and hold the Owner harmless after the date of this Agreement in respect to any damages as defined in this Section 9.03. Damages, as used in this Section 9.03, shall include any claim, action, demand, loss, cost, expense, liability, penalty and other damage, including, but not limited to, attorney’s fees and other costs and expenses incurred attempting to avoid damages or in enforcing this indemnity, resulting to the Owner from: (a) any materially inaccurate representation made by, or on behalf of, ASII in, or pursuant to, this Agreement; (b) material breach of any warranty by ASII in, or pursuant to, this Agreement; or (c) material breach or default of any of the obligations to be performed by ASII under this Agreement.

ASII shall be required to reimburse the Owner for any payment made or loss suffered by the Owner, at any time after the Closing Date, based on the judgment of any arbitrator or any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands or actions with respect to any damages described in this paragraph.

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9.04 Indemnification Terms. The Owner or ASII, as applicable, shall use commercially reasonable efforts to mitigate any losses arising from an indemnifiable claim. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the purchase price for tax purposes, unless otherwise required by law. Subject to Section 12.12, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from common law fraud, securities fraud, criminal activity or willful misconduct on the part of a party hereto in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth in this Agreement or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this ARTICLE 9. Nothing in this Section 9.04 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled or to seek any remedy on account of any party's fraudulent, criminal or intentional misconduct.

9.05 Expenses. The Owner, including Acquired Company, shall pay all of its own expenses incurred by the Owner arising out of this Agreement and the transactions contemplated in this Agreement, including, but not limited to, all fees and expenses of their counsel and accountants. Whether or not this Agreement is terminated, each of the parties shall bear all of their respective expenses incurred by them in connection with this Agreement and in the consummation of the transactions contemplated by, and in preparation of, this Agreement.

Article 10. Compliance with Securities Laws.

10.01 Unregistered Securities Under Federal Securities Act. The Owner acknowledges that the Closing Note, including the underlying securities, to be delivered to the Owner pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and that, therefore, the Closing Note, including the underlying securities, are not transferable, except as permitted under various exemptions contained in the 1933 Act and the Rules of the SEC under the 1933 Act. The provisions contained in this Section 10.01 are intended to ensure compliance with the 1933 Act.

10.02 No Distribution to Public. The Owner represents and warrants to ASII that the Owner is acquiring the Closing Note, including the underlying securities, under this Agreement for the Owner’s account for investment, and not for the purpose of resale or any other distribution of such securities. The Owner also represents and warrants that the Owner has no present intention of disposing of all or any part of such securities at any particular time, for any particular price or on the happening of any particular circumstances. The Owner acknowledges that ASII is relying on the truth and accuracy of the warranties and representations set forth in this Section 10.02 in issuing the Closing Note, including the underlying securities, without first registering such securities under the 1933 Act.

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10.03 No Transfers in Violation of the 1933 Act. The Owner covenants and represents that neither the Closing Note nor the securities underlying the Closing Note that will be issued to the Owner will be offered, sold, assigned, pledged, transferred or otherwise disposed of, except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC under the 1933 Act. Therefore, the Owner agrees not to sell or otherwise dispose of any of such securities received pursuant to this Agreement, unless the Owner:

(a) Have delivered to ASII a written legal opinion in form and substance satisfactory to counsel for ASII, to the effect that the disposition is permissible under the terms of the 1933 Act and regulations under the 1933 Act;

(b) Have complied with the registration and prospectus requirements of the 1933 Act relating to such a disposition; or

(c) Have presented ASII satisfactory evidence that such a disposition is exempt from registration under the 1933 Act.

ASII shall place a stop transfer order against transfer of all such securities, until one of the conditions set forth in this Section 10.03 has been met.

10.04 Investment Legend. The Owner agrees that the Closing Note, including the underlying securities, to be delivered to the Owner will have the following, or substantially similar, legend affixed thereto:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH MAY BE THE LEGAL COUNSEL OPINION (AS DEFINED IN THE PURCHASE AGREEMENT)), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, RULE 144A OR REGULATION S UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION.”

Article 11. Termination.

11.01 Default. ASII or the Owner may, by written notice, on or at any time prior to the Closing Date, terminate this Agreement by notice to the other party in the event:

(a) One party has determined that any material representation of the other party is untrue;

(b) The other party has defaulted under the Agreement by failing to perform any of its covenants and agreements contained in this Agreement; and

(c) Each default has not been fully cured within three (3) days after receipt of the notice specifying particularly the nature of the default.

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11.02 Delay. If consummation of the transaction specified in this Agreement has not occurred by 11:59 p.m., Eastern Time, on October 31, 2024, any party that is not in default in the timely performance of any of its covenants and conditions may terminate this Agreement subsequent to that time by giving written notice of termination to the other party. The written notice of termination shall be effective upon the delivery of the notice in person to an officer of the party or, if served by mail or overnight courier, upon the receipt of the notice by such party.

11.03 Damage or Loss – Acquired Company. ASII may, at its option, terminate this Agreement prior to the Closing Date, if Acquired Company has suffered any damage, destruction or loss (whether or not covered by insurance) that materially and adversely affects the property, business or financial condition of Acquired Company. Damage, destruction or loss shall be considered materially and adversely to affect the properties, business or financial condition of Acquired Company if the book or market value (whichever is lower) of the assets damaged, destroyed or lost exceeds twenty percent (20%) in book or market value (whichever is lower) of all assets of Acquired Company.

11.04. Damage or Loss – ASII. The Owner may, at the Owner’s option, terminate this Agreement prior to the Closing Date, if ASII has suffered any damage, destruction or loss (whether or not covered by insurance) that materially and adversely affects the property, business or financial condition of ASII. Damage, destruction or loss shall be considered materially and adversely to affect the properties, business or financial condition of ASII if the book or market value (whichever is lower) of the assets damaged, destroyed or lost exceeds twenty percent (20%) in book or market value (whichever is lower) of all assets of ASII.

Article 12. Miscellaneous.

12.01 Public Announcements. ASII shall have the exclusive right to issue one ore more press releases or otherwise make any public statements with respect to the existence of this Agreement or the transactions contemplated herein; provided, however, that the Owner shall have the right to pre-approve any such press release or public statements, which approval shall not be unreasonably withheld.

12.02 Amendments. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by all parties.

12.03 Waiver. Either ASII or the Owner may, in writing:

(a) Extension of Time. Extend the time, to a date certain, for the performance of any of the obligations of any other party to this Agreement.

(b) Waiving Inaccuracies. Waive any inaccuracies and misrepresentations contained in this Agreement or any document delivered pursuant hereto made by any other party to this Agreement.

MEMBERSHIP INTEREST PURCHASE AGREEMENT | PAGE 14

(c) Waiving Compliance With Covenants. Waive compliance with any of the covenants or performance of any obligations contained in this Agreement by any other party to this Agreement.

(d) Waiving Satisfaction of Condition Precedent or Condition Subsequent. Waive the fulfillment of any condition precedent or condition subsequent to the performance by any other party to the Agreement.

12.04 Dispute Resolution.

(a) Negotiation. If a dispute arises out of or relates to this Agreement or the breach thereof, within twenty (20) days of receipt of written notice of a dispute, the parties shall attempt in good faith to resolve such dispute by negotiation.

(b) Mediation. If the dispute cannot be settled through such negotiations, the parties agree to try in good faith to settle the dispute by mediation within 20 days immediately following the 20-day period set forth in Section 12.04(a), in New York, New York, under the Commercial Mediation Rules of the American Arbitration Association (“AAA”).

(c) Arbitration. If the dispute cannot be settled by mediation as set forth in Section 12.04(b), the parties agree to submit the dispute to binding arbitration in Delaware, USA\, under applicable Delaware and Federal law. Such demand shall set forth the names of the other party or parties. The arbitration provided for in this Section 12.04(c) shall be conducted under the auspices of the AAA, utilizing the AAA’s applicable rules for arbitration of commercial disputes, and shall be decided by one arbitrator. Except as otherwise provided herein, the Arbitrators shall have the authority to award any remedy or relief a state or Federal court of the State of Delaware could order or grant, including, without limitation, specific performance, the awarding of compensatory damages, the issuance of an injunction and other equitable relief, but specifically excluding punitive damages. The Arbitrators’ decision shall be issued with findings of fact and conclusions of law and shall be non-appealable. If the remedy sought is a monetary award, each party shall simultaneously, on the twentieth business day following the commencement of the arbitration, submit to the Arbitrators the amount that party believes should be awarded, and with respect to compensatory damages, the Arbitrators shall make an award in whichever of the two amounts they deem most reasonable.

12.05 Assignment.

(a) Neither this Agreement nor any right created hereby shall be assignable by either the Owner or ASII, without the prior written consent of the other, except by the laws of succession.

(b) Except as otherwise limited elsewhere herein, this Agreement shall be binding on, and inure to the benefit of, the respective successors and assigns of the parties.

MEMBERSHIP INTEREST PURCHASE AGREEMENT | PAGE 15

(c) Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties and their successors, any rights or remedies under this Agreement.

12.06 Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, provided that the communication is addressed:

(a) If to ASII: Accredited Solutions, Inc.

2810 N. Arcadia Court, Unit A210

Palm Springs, California 92262

E-mail: eduardo@diamondcreekwater.com

(b) If to the Owner: Craig Span

1709 Waterford Way

Maple Glen, Pennsylvania 19002

E-mail: cspan@globetopper.com

12.07 Paragraph Headings. Paragraph and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.08 Entire Agreement. This instrument and the exhibits to this instrument contain the entire agreement between the parties with respect to the transaction contemplated by this Agreement. It may be executed in any number of counterparts, but the aggregate of the counterparts together constitute only one and the same instrument.

12.09 Effect of Partial Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

12.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12.11 Controlling Law. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the State of Delaware.

12.12 Specific Performance. The parties declare that it is impossible to measure in money the damages that will accrue to a party or its successors as a result of the other parties’ failure to perform any of the obligations under this Agreement. Therefore, if a party or its successor institutes any action or proceeding to enforce the provisions of this Agreement, any party opposing such action or proceeding agrees that specific performance may be sought and obtained for any breach of this Agreement.

[ SIGNATURE PAGE FOLLOWS ]

MEMBERSHIP INTEREST PURCHASE AGREEMENT | PAGE 16

[ SIGNATURE PAGE TO MEMBERSHIP INTEREST PURCHASE AGREEMENT ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ASII:

ACCREDITED SOLUTIONS, INC.

By:	/s/ Eduardo Brito
Eduardo A. Brito
Chief Executive Officer

OWNER:

/s/ Craig Span

Craig Span

MEMBERSHIP INTEREST PURCHASE AGREEMENT | PAGE 17

EXHIBIT A

Form of Closing Note

NEITHER THE ISSUANCE NOR THE SALE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

SECURED PROMISSORY NOTE

Principal Amount: $3,000,000.00	Issue Date: _________, 2024

Accredited Solutions, Inc., a Nevada corporation (“Maker”), promises to pay to Craig Span (“Holder”) the principal sum of Three Million Dollars ($3,000,000.00) (the “Principal Balance”), together with interest accrued thereon calculated at the rate of zero percent (0%) per annum, all as set forth herein (the “Note”).

The Principal Balance shall be due and payable on three-month anniversary of the Issue Date of this Note, as follows:

(A) $1,000,000.00 in cash;

(B) $1,000,000.00 by delivery of 1,000 shares of the Series B Preferred Stock of Maker, the Certificate of Designation of which is set forth in Exhibit A attached hereto and made a part hereof; and

(C) $1,000,000.00 by the delivery of a secured promissory note in the form of Exhibit B attached hereto.

Upon a default by Maker hereunder, the then-outstanding Principal Balance shall thereafter bear interest thereon at eighteen percent (18%) per annum (the “Default Rate”) until the past due amount, including interest at the Default Rate, shall have been paid in full.

In the event any payment called for by this Note would result in the violation of applicable usury laws, then any amount paid in excess of the maximum amount on interest allowed by law shall be applied towards a reduction of the outstanding principal balance.

The obligations of this Note are secured by that certain Pledge Agreement dated as of the Issue Date between Maker and Holder.

MEMBERSHIP INTEREST PURCHASE AGREEMENT | PAGE 18

The occurrence of any one or more of the following events shall constitute a default under this Note:

(a) failure of Maker to make any payment when due under this Note or to cure any default under the Pledge Agreement or that certain Membership Interest Purchase Agreement of even date herewith between Maker and Holder (the “MIPA”), with a grace period of two (2) business days;

(b) the filing of any petition under federal bankruptcy law or any similar federal or state statute by or against Maker;

(c) an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of Maker;

(d) the validity or enforceability of this Note is contested by Maker; or

(e) Maker denies that it has any or any further liability or obligation hereunder.

In addition to, and not in lieu of any other remedies available to Holder in the event of Maker’s default under this Agreement, the Pledge Agreement or the MIPA, Maker shall immediately pay the sum of $175,000.00 to Holder as liquidated damages (a “Default Payment”), with the Default Payment being paid by Maker’s delivery of a promissory note in the form attached hereto as Exhibit C (the “Default Payment Note”). The parties acknowledge and agree that the Default Payment represents a reasonable allocation of risk between the parties and, without such commitment by Maker, Holder would not have entered into this Agreement, the Pledge Agreement or the MIPA. Maker acknowledges and agrees that Holder is reasonably relying on this obligation of Maker and the enforceability thereof.

Maker represents and warrants that:

•	The execution and delivery of this Note and the Pledge Agreement by the Maker and the performance of obligations hereunder and thereunder have been duly authorized by all necessary action in accordance with all applicable laws.
•	The Maker has duly executed and delivered this Note and the Pledge Agreement.
•	No consent or authorization of, filing with, notice to, or other act by, or in respect of, any governmental authority or any other person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note or the Pledge Agreement.
•	The execution and delivery of this Note and the Pledge Agreement and the consummation by the Maker of the transactions contemplated hereby and thereby do not and will not (a) violate any law applicable to the Maker or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Maker may be bound.
•	Each of the Note and the Pledge Agreement is a valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms
•	No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or governmental authority is pending or, to the knowledge of the Maker, threatened by or against the Maker or any of its property or assets (a) with respect to the Note, the Pledge Agreement or any of the transactions contemplated hereby or thereby or (b) that could be expected to materially adversely affect the Maker’s financial condition or the ability of the Maker to perform its obligations under the Note or the Pledge Agreement.

MEMBERSHIP INTEREST PURCHASE AGREEMENT | PAGE 19

THE FOLLOWING PARAGRAPH SETS FORTH A POWER OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER, THE MAKER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR THE MAKER AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, INTELLIGENTLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE MAKER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE STATE OF DELAWARE, OR ELSEWHERE INCLUDING, WITHOUT LIMITATION, A HEARING PRIOR TO GARNISHMENT AND ATTACHMENT OF THE MAKER’S BANK ACCOUNT AND OTHER ASSETS. THE MAKER ACKNOWLEDGES AND UNDERSTANDS THAT BY ENTERING INTO THIS NOTE CONTAINING A CONFESSION OF JUDGMENT CLAUSE THAT THE MAKER IS VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY GIVING UP ANY AND ALL RIGHT RIGHTS, INCLUDING CONSTITUTIONAL RIGHTS, THAT THE MAKER HAS OR MAY HAVE TO NOTICE AND A HEARING BEFORE JUDGMENT CAN BE ENTERED AGAINST THE MAKER AND BEFORE THE MAKER’S ASSETS, INCLUDING, WITHOUT LIMITATION, ITS BANK ACCOUNTS, MAY BE GARNISHED, LEVIED, EXECUTED UPON AND/OR ATTACHED. THE MAKER UNDERSTANDS THAT ANY SUCH GARNISHMENT, LEVY, EXECUTION AND/OR ATTACHMENT SHALL RENDER THE PROPERTY GARNISHED, LEVIED, EXECUTED UPON OR ATTACHED IMMEDIATELY UNAVAILABLE TO THE MAKER. IT IS SPECIFICALLY ACKNOWLEDGED BY THE MAKER THAT THE HOLDER HAS RELIED ON THIS WARRANT OF ATTORNEY AND THE RIGHTS WAIVED BY THE MAKER HEREIN IN RECEIVING THIS NOTE AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS TO THE MAKER.

FOLLOWING AN EVENT OF DEFAULT, THE MAKER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR THE MAKER AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST THE MAKER IN FAVOR OF HOLDER OR ANY HOLDER HEREOF FOR ALL AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND THE GREATER OF 10% OF THE OUTSTANDING PRINCIPAL AND INTEREST HEREUNDER OR $10,000.00 AS A REASONABLE ATTORNEY’S FEE, AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE MAKER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE DEFAULT RATE SET FORTH IN ANY OF THE DOCUMENTS EVIDENCING THE OBLIGATIONS OF THE MAKER. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER SHALL ELECT UNTIL SUCH TIME AS THE HOLDER SHALL HAVE RECEIVED PAYMENT IN FULL OF ALL AMOUNTS DUE HEREUNDER. THE MAKER ACKNOWLEDGES AND AGREES THAT: (A) THE FOREGOING WARRANT OF ATTORNEY TO CONFESS JUDGMENT IS BEING EXECUTED IN CONNECTION WITH A COMMERCIAL TRANSACTION; AND (B) THE HOLDER’S CONFESSION OF JUDGMENT FOLLOWING AN EVENT OF DEFAULT AND IN ACCORDANCE WITH THE FOREGOING WARRANT OF ATTORNEY WOULD BE IN ACCORDANCE WITH THE MAKER’S REASONABLE EXPECTATIONS.

MEMBERSHIP INTEREST PURCHASE AGREEMENT | PAGE 20

This Note is and shall be deemed to have been made and delivered in the State of Delaware and in all respects shall be governed and construed in accordance with the laws of that State.

This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Delaware or in the federal courts located in Delaware. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

The word “Maker” shall include Maker’s representatives, successors and assigns and the word “Holder” shall include Holder’s representatives, successors and assigns.

Maker and all endorsers of this Note hereby waive presentment for payment, demand for payment, notice of non-payment and dishonor, protest, and notice of protest; consent to any renewals, extensions and partial payments of this Note or the indebtedness for which it is given without notice to them, and consent that no such renewals, extensions or partial payments shall discharge any party hereto from liability hereon in whole or in part.

If this Note shall be placed with an attorney for collection, Maker, endorsers and guarantors agree to pay all costs of collection, including reasonable attorneys’ fees which shall be added to the amount due under this Note and shall be recoverable with the amount due under this Note and shall be a lien on any collateral securing this Note.

MEMBERSHIP INTEREST PURCHASE AGREEMENT | PAGE 21

Maker acknowledges and agrees that sufficient consideration has passed to render this Note valid and enforceable and waives any claim based on inadequate consideration. Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Holder. This Note shall inure to the benefit of, and be binding upon, the parties and their permitted assigns.

No failure to exercise, and no delay in exercising on the part of the Holder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA.

If any term or provision of this Note or the Pledge Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the Pledge Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above set forth.

ACCREDITED SOLUTIONS, INC. EXEMPLAR
By:
Eduardo A. Brito
Chief Executive Officer

MEMBERSHIP INTEREST PURCHASE AGREEMENT | PAGE 22

EXHIBIT A

Certificate of Designation of Series B Preferred Stock

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ACCREDITED SOLUTIONS, INC.

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS
OF
SERIES B CONVERTIBLE PREFERRED STOCK

The undersigned, Eduardo Brito, hereby certifies that:

1. I am the Chief Executive Officer of Accredited Solutions, Inc., a Nevada corporation (the *"Company"*).

2. The Company is authorized to issue 30,000,000 shares of preferred stock, par value $0.001 per share (the *"Preferred Stock"*). There are currently 15,000 shares designated as Series A Preferred Stock and 14,000 shares of Series A Preferred Stock issued and outstanding.

The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Board of Directors of the Company is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any Series B and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid in accordance with the laws of the State of Nevada, and as set forth in this Certificate of Designations, Preferences, Rights and Limitations of Series B Convertible Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series B Convertible Preferred Stock, which will consist of 5,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share (*"Series B Preferred Stock"*), which the Company has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

RESOLVED FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file a Certificate of Designations, Preferences, Rights and Limitations of Series B Preferred Stock in accordance with the foregoing resolution and the provisions of Nevada law.

ARTICLE I
Series B Preferred Stock

Section 1. Designation and Amount. The number of shares so designated as Series B Preferred Stock will be 5,000 which will not be subject to increase without the consent of the holders (each a *"Holder"* and, collectively, the *"Holders"*) of a majority of the outstanding shares of Series B Preferred Stock. Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Exchange Agreement (the *"Exchange Agreement"*) dated as of March 20, 2024, by and between the Company and the initial purchasers of the Series B Preferred Stock. The designations, powers, preferences, rights and restrictions granted or imposed upon the Series B Preferred Stock and holders thereof are as follows unless otherwise agreed to by agreement between the Company and the purchasers of the Series B Preferred Stock.

The Series B Preferred Stock shall have an initial liquidation preference, or stated value of $1,000 per share which shall be increased for any accrued, unpaid dividends, the Default Adjustment (as defined herein), if applicable, Fail to Deliver Fees (as defined herein), if any, and any other fees as set forth herein (*"Stated Value"*).

Section 2. Ranking and Voting.

A. **Ranking.** The Series B Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior to the Company's common stock, par value $0.001 per share (*"Common Stock"*) and all other

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES B CONVERTIBLE PREFERRED STOCK
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classes of Preferred Stock, and (b) junior with respect to dividends and right of liquidation to all existing indebtedness of the Company, a schedule of such indebtedness attached hereto as Schedule 1.

B. **Voting.** Except as set forth herein, Series B Preferred Stock shall have no right to vote on any matters requiring shareholder approval.

Section 3. Dividends. Series B Preferred Stock will carry an annual ten percent (10%) cumulative dividend, compounded daily, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default (as defined herein), the dividend rate shall increase to twenty two percent (22%).

Section 4. Protective Provision.

A. So long as any shares of Series B Preferred Stock are outstanding, the Company will not, without the affirmative approval of all Holders of the shares of Series B Preferred Stock then outstanding (voting as a class), (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend this Certificate of Designations, (ii) amend its Articles of Incorporation, as amended, or other charter documents in breach of any of the provisions hereof, (iii) increase the authorized number of shares of Series B Preferred Stock, (iv) liquidate, dissolve or wind-up the business and affairs of the Company, or effect any Deemed Liquidation Event (as defined below), or (vi) enter into any agreement with respect to any of the foregoing.

B. A *"Deemed Liquidation Event"* will mean: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation,; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

C. The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Company will be allocated among the holders of capital stock of the Company in accordance hereof.

D. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not without the affirmative approval of all Holders of the shares of Series B Preferred Stock, directly or indirectly: (a) change the nature of its business; (b) sell, divest, change the structure of any material assets of the Company or any subsidiary other than in the ordinary course of business (c) accept MerchantCash-Advances in which it sells future receivables at a discount, any other factoring transactions, or similar financing instruments or financing transactions; (d) enter into an agreement or amend an existing agreement to effect any sale of securities involving, or convert any securities previously issued under, a Variable Rate Transaction; or (e) Enter into a borrowing arrangement where the Company pays an effective APR greater than 20%. As used herein, the term "Variable Rate Transaction" means a transaction in which Company or any Subsidiary (i) issues or sells any convertible securities either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of, or quotations for, the Common Stock at any time after the initial issuance of such convertible securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such convertible securities or upon the occurrence of specified or contingent events directly or indirectly related to the business of Company or the Subsidiary, as the case may be, or the market for the Common Stock, or (ii) enters into any agreement (including, without limitation, an "equity line of credit" or an "at-the-market offering") whereby Company or any Subsidiary may sell securities at a future determined price (other than standard and customary "preemptive" or "participation" rights).

E. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not issue any securities (whether debt or equity) that are senior in rank in any respect to the Series B Preferred Stock without the prior written consent of all Holders of the outstanding shares of Series B Preferred Stock.

Section 5. Liquidation.

A. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, and after payment or provision for any liquidation preference payable to the holders of any Preferred Stock ranking senior upon liquidation to the Series B Preferred Stock, if any, but prior

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES B CONVERTIBLE PREFERRED STOCK
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to any distribution or payment made to the holders of Common Stock or the holders of any Preferred Stock ranking junior upon liquidation to the Series B Preferred Stock by reason of their ownership thereof, the Holders of Series B Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series B Preferred Stock equal to the then Stated Value as adjusted pursuant to the terms hereof (including but not limited to the additional of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable).

B. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Section 6. Redemption.

A. **Company's Redemption Option.** Notwithstanding anything to the contrary contained herein, at any time during the periods set forth on the table immediately following this paragraph (the *"Redemption Periods"*) provided that an Event of Default has not occurred, the Company will have the right, at the Company's option, to redeem all or any portion of the shares of Series B Preferred Stock, exercisable on not more than three (3) Trading Days (as defined herein) prior written notice to the Holders, in full, in accordance with this Section 6. Any notice of redemption hereunder (an ***"Optional Redemption Notice"***) shall be delivered to the Holder at its registered addresses and shall state: (1) that the Company is exercising its right to redeem the Series B Preferred Stock, and (2) the date of redemption which shall be not more than three (3) Trading Days (as defined herein) from the date of the Optional Redemption Notice. On the date fixed for redemption (the ***"Optional Redemption Date"***), the Company shall make payment of the Optional Redemption Amount (as defined herein) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Company (which direction shall be sent to Company by the Holder at least one (1) business day prior to the Optional Redemption Date). If the Company exercises its right to redeem the Series B Preferred Stock, the Company shall make payment to the Holder of an amount in cash equal to the percentage (***"Redemption Percentage"***) as set forth in the table immediately following this paragraph opposite the applicable Redemption Period, multiplied by the sum of an amount equal to the total number of Series B Preferred Stock held by the Holder multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid dividends, if applicable)(the ***"Optional Redemption Amount"***). If the Company delivers an Optional Redemption Notice and fails to pay the Optional Redemption Amount due to the Holder within two (2) business days following the Optional Redemption Date, the Company shall forever forfeit its right to redeem the Series B Preferred Stock pursuant to this Section 6.

Redemption Period	Redemption Percentage
The period beginning on the date of the issuance of shares of Series B Preferred Stock (the "Issuance Date") and ending on the date which is three hundred sixty five (365) days following the Issuance Date.	115%

After the expiration of three hundred sixty five (365) days following the Issuance Date, except for the Mandatory Redemption, the Company shall have no right to redeem the Series B Preferred Stock. Notwithstanding anything contained herein to the contrary, the Holder's conversion rights herein shall not be affected in any way until the Series B Preferred Stock is fully redeemed (funds received by the Holder, respectively) pursuant to an optional redemption notice. Thus, a conversion notice prior to the receipt by the Holder of redemption funds in full shall be effected.

B. Company's Mandatory Redemption. On the date which is eighteen (18) months following the Issuance Date or upon the occurrence of an Event of Default (the ***"Mandatory Redemption Date"***), the Company shall redeem all of the shares of Series B Preferred Stock of the Holder (which have not been previously redeemed or converted). With five (5) days of the Mandatory Redemption Date, the Company shall make payment to each Holder of an amount in cash equal to the total number of shares of Series B Preferred Stock held by such Holder multiplied by 120% of the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable) (the ***"Mandatory Redemption Amount"***).

Section 7. Conversion.

A. **Conversion Right.** The Holder shall have the right from time to time, and at any time during the period beginning on the Issuance Date, to convert all or any part of the outstanding Series B Preferred Stock into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES B CONVERTIBLE PREFERRED STOCK
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(a *"Conversion"*); provided, however, that in no event shall any Holder be entitled to convert any portion of the Series B Preferred Stock in excess of that number of Series B Preferred Stock that upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series B Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Series B Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the *"Exchange Act"*), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of Series B Preferred Stock shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price (as defined herein) then in effect on the date specified in the notice of conversion (the *"Notice of Conversion"*), attached hereto as Exhibit A, delivered to the Company by the Holder in accordance with the terms hereof, provided that the Notice of Conversion is submitted by facsimile or email (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the *"Conversion Date"*); however, if the Notice of Conversion is sent after 6:00 p.m., New York, New York time the Conversion Date shall be the next business day. The term *"Conversion Amount"* means, with respect to any conversion of share of the Series B Preferred Stock, the sum of the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable), multiplied by the number of shares of Series B Preferred Stock being converted in such conversion. In the event that Series B Preferred Shares are not redeemed pursuant to Section 7 hereof, during the period beginning on the date which is six (6) months following the Issuance Date until the preferred stock are redeemed or converted, subject to the provisions set forth herein, the Holder is obligated to convert the Series B Preferred into shares of common stock pursuant to this Section 7 subject to market conditions.

B. **Conversion Price.** The conversion price (the *"Conversion Price"*) shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments by the Company relating to the Company's securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The *"Variable Conversion Price"* shall mean 85% multiplied by the Market Price (as defined herein) (representing a discount rate of 15%). *"Market Price"* means the average of the three (3) lowest volume weighted average prices for the Common Stock during the five (5) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

C. **Authorized Shares.** The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Series B Preferred Stock issued. The Company is required at all times to have authorized and reserved two and one half (2.5) times the number of shares that would be issuable upon full conversion of the Series B Preferred Stock (assuming that the 4.99% limitation set forth in herein is not in effect) (based on the respective Conversion Price of the Series B Preferred Stock in effect from time to time), it being acknowledged and agreed by the parties that for the initial issuance of the Series B Preferred Stock, 100,000,000 shares of Common Stock is sufficient and will be reserved (the *"Reserved Amount"*). The Reserved Amount shall be increased (or decreased unilaterally by the Holder) from time to time in accordance with the Company's obligations hereunder. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Series B Preferred Stock shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series B Preferred Stock. The Company (i) acknowledges that it has irrevocably instructed its transfer agent by letter, a copy of which is attached hereto as Exhibit B, to issue certificates for the Common Stock issuable upon conversion of this Series B Preferred Stock and to establish the Reserved Amount, and (ii) agrees that its issuance of the Series B Preferred Stock shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of the Exchange Agreement and the Series B Preferred Stock. If, at any time the Company does not maintain the required Reserved Amount, the Company shall be put on notice by the Holder, and shall have 30 days to cure its deficiency, after which time, such failure will be deemed an Event of Default hereunder.

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES B CONVERTIBLE PREFERRED STOCK
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D. **Method of Conversion.**

i. **Mechanics of Conversion.** As set forth in hereof, the Series B Preferred Stock may be converted by the Holder in whole or in part at any time from time to time after six (6) months following the Issuance Date, by submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and within five (5) days following such conversion surrendering the converted Series B Preferred Stock to the Company's transfer agent.

ii. **Surrender of Series B Preferred Stock Upon Conversion.** Notwithstanding anything to the contrary set forth herein, upon conversion of the Series B Preferred Stock in accordance with the terms hereof, the Holder shall not be required to physically surrender the Series B Preferred Stock to the Company (or its transfer agent) unless all of the Holder's Series B Preferred Stock is so converted. The Holder and the Company shall maintain records showing the amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Series B Preferred Stock upon each such conversion.

v. **Failure to Deliver Common Stock Prior to Deadline.** Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of the Series B Preferred Stock is not delivered by the Deadline due to action and/or inaction of the Company, the Company shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Stock (the "***Fail to Deliver Fee***"); provided, however, that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e. transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Company to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth (5th) day of the month following the month in which it has accrued, or at the sole discretion of the Holder, shall be added to the aggregate Stated Value of the Series B Preferred Stock with respect to such Holder, in which event dividends shall accrue thereon and such additional Stated Value (and dividends thereon) shall be convertible into Common Stock in accordance with the terms hereof. The Company agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the damages provision contained in this section are justified and reasonable.

vi. **Concerning the Shares.** The shares of Common Stock issuable upon conversion of the Series B Preferred Stock may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "***Act***") or (ii) the Company or its transfer agent shall have been furnished with an opinion of

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES B CONVERTIBLE PREFERRED STOCK
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F. **Stock Register.** The Company will keep at the offices of the transfer agent, a register of the Series B Preferred Stock, which shall be prima facie indicia of ownership of all outstanding shares of Series B Preferred Stock. Upon the surrender of any certificate representing Series B Preferred Stock at such place, the Company, at the request of the record Holder of such certificate, will execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

G. **Taxes.** The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered Holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

Section 8. Events of Default.

i. **Failure to Redeem.** The Company fails to pay the Mandatory Redemption Amount when due as set forth herein and such breach continues for a period of five (5) days after written notice from the Holder.

iii. **Breach of Covenants.** The Company breaches any material covenant or other material terms or conditions contained in this Certificate of Designation and any collateral documents including, but not limited to, the Exchange Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder.

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES B CONVERTIBLE PREFERRED STOCK
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vii. **Delisting of Common Stock.** The Company shall fail to maintain the listing of the Common Stock on at least one of the OTC electronic quotations systems (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange.

viii. **Failure to Comply with the Exchange Act.** The Company shall fail to comply with the reporting requirements of the Exchange Act; and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act.

x. **Cessation of Operations.** Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due; *provided, however*, that any disclosure of the Company's ability to continue as a "going concern" shall not be an admission that the Company cannot pay its debts as they become due.

xi. **Financial Statement Restatement.** The restatement of any financial statements filed by the Company with the Securities and Exchange Commission ("SEC") at any time after 180 days after the Issuance Date for any date or period until the Series B Preferred Stock is no longer outstanding, if the result of such restatement would, by comparison to the un- restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to the terms hereof (including the conversion rights hereof) or the Exchange Agreement.

xiii. **Prohibited Transactions.** The Company enters into certain transactions prohibited under Section 4 without the requisite approval.

B. **Default Adjustment.** Upon the occurrence and during the continuation of any Event of Default (other than as set forth in Section 8.A.ii and Section 8.A.xiii), the Stated Value shall immediately be increased to an amount equal to 125% times the then Stated Value, as adjusted pursuant to the terms hereof (i.e. accrued unpaid dividends and other fees, if any). Upon the occurrence and during the continuation of any event of default specified in Section 8.A.ii., the Stated Value shall immediately be increased to an amount equal to 150% times the then Stated Value, as adjusted pursuant to the terms hereof (i.e. accrued unpaid dividends and other fees, if any) (the amounts referred to herein shall be referred to collectively as the ***"Default Adjustment"***). In the event of a Default Adjustment, the Company shall immediately, upon the demand of the Holder, redeem the issued and outstanding Series B Preferred Stock and pay to the Holder the amount which is equal to the number of shares of Series B Preferred Stock held by such Holder multiplied by the then current Stated Value, as adjusted hereunder (i.e., accrued unpaid dividends, Default Adjustment, any other fees as set forth herein). Upon the occurrence and during the continuation of any event of default specified in Section 8.A.xiii, (i) the stated value will increase to an amount so that the total Stated Value of each Holder's series B shares shall be equal to what the debt balance of such Holder (as described in the Exchange Agreement) would be under the original terms of such debt, less the amount of any Conversion or Redemption hereunder, which shall be deemed payments toward such debt balances, and (ii) the Holder shall be entitled to apply to the Series B shares, any terms available to the investor or lender parties in any transactions that trigger a default specified in Section 8.A.xiii.

C. The Holder shall be entitled to obtain injunctive relief against Company and its subsidiaries to preclude the closing of any transaction or effectiveness of any agreement that is prohibited under Section 4, which remedy shall be in addition to any right to collect damages or any other remedy or right granted hereunder.

Section 9. Miscellaneous.

A. **Lost or Mutilated Preferred Stock Certificate.** Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Company will, at its expense,

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES B CONVERTIBLE PREFERRED STOCK
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execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

E. **Remedies.** The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Certificate of Designation or Exchange Agreement, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, (the parties will not be entitled of any punitive damages or penalties, but, only real and actual damages), to an injunction or injunctions restraining, preventing or curing any breach of this Certificate of Designation or Exchange Agreement and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

F. **Headings.** The headings contained herein are for convenience only and will not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this April 19th, 2024.

ACCREDITED SOLUTIONS, INC.

DocuSigned by:

By: ______________________

Name: Eduardo Brito

Title: Chief Executive Officer

CERTIFICATE OF DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS OF SERIES B CONVERTIBLE PREFERRED STOCK

– PAGE 5 –

EXHIBIT B

Form of Secured Promissory Note

NEITHER THE ISSUANCE NOR THE SALE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

SECURED PROMISSORY NOTE

Principal Amount: $1,000,000.00	Issue Date: ____________, 2024

Accredited Solutions, Inc., a Nevada corporation (“Maker”), promises to pay to Craig Span (“Holder”) the principal sum of One Million Dollars ($1,000,000.00) (the “Principal Balance”), together with interest accrued thereon calculated at the rate of eight percent (8%) per annum (the “Interest”), all as set forth herein (the “Note”).

The Principal Balance and accrued Interest shall be due and payable on the six-month anniversary of the Issue Date of this Note.

Upon a default by Maker hereunder, the then-outstanding Principal Balance shall thereafter bear interest thereon at eighteen percent (18%) per annum (the “Default Rate”) until the past due amount, including interest at the Default Rate, shall have been paid in full.

In the event any payment called for by this Note would result in the violation of applicable usury laws, then any amount paid in excess of the maximum amount on interest allowed by law shall be applied towards a reduction of the outstanding principal balance.

The obligations of this Note are secured by that certain Pledge Agreement dated as of the Issue Date between Maker and Holder.

The occurrence of any one or more of the following events shall constitute a default under this Note:

(a) failure of Maker to make any payment when due under this Note, or to cure any default under the Pledge Agreement or that certain Membership Interest Purchase Agreement dated as of October 25, 2024 between Maker and Holder (the “MIPA”) with a grace period of two (2) business days;

(b) the filing of any petition under federal bankruptcy law or any similar federal or state statute by or against Maker;

(c) an application for the appointment of a receiver for, the making of a general assignment for the benefit of creditors by, or the insolvency of Maker;

(d) the validity or enforceability of this Note is contested by Maker; or

(e) Maker denies that it has any or any further liability or obligation hereunder.

In addition to, and not in lieu of any other remedies available to Holder in the event of Maker’s default under this Agreement, the Pledge Agreement or the MIPA, Maker shall immediately pay the sum of $175,000.00 to Holder as liquidated damages (a “Default Payment”), with the Default Payment being paid by Maker’s delivery of a promissory note in the form attached hereto as Exhibit C (the “Default Payment Note”). The parties acknowledge and agree that the Default Payment represents a reasonable allocation of risk between the parties and, without such commitment by Maker, Holder would not have entered into this Agreement, the Pledge Agreement or the MIPA. Maker acknowledges and agrees that Holder is reasonably relying on this obligation of Maker and the enforceability thereof.

Maker represents and warrants that:

•	The execution and delivery of this Note and the Pledge Agreement by the Maker and the performance of obligations hereunder and thereunder have been duly authorized by all necessary action in accordance with all applicable laws.
•	The Maker has duly executed and delivered this Note and the Pledge Agreement.
•	No consent or authorization of, filing with, notice to, or other act by, or in respect of, any governmental authority or any other person is required in order for the Maker to execute, deliver, or perform any of its obligations under this Note or the Pledge Agreement.
•	The execution and delivery of this Note and the Pledge Agreement and the consummation by the Maker of the transactions contemplated hereby and thereby do not and will not (a) violate any law applicable to the Maker or by which any of its properties or assets may be bound; or (b) constitute a default under any material agreement or contract by which the Maker may be bound.
•	Each of the Note and the Pledge Agreement is a valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms
•	No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or governmental authority is pending or, to the knowledge of the Maker, threatened by or against the Maker or any of its property or assets (a) with respect to the Note, the Pledge Agreement or any of the transactions contemplated hereby or thereby or (b) that could be expected to materially adversely affect the Maker’s financial condition or the ability of the Maker to perform its obligations under the Note or the Pledge Agreement.

THE FOLLOWING PARAGRAPH SETS FORTH A POWER OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER. IN GRANTING THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT AGAINST THE MAKER, THE MAKER, FOLLOWING CONSULTATION WITH (OR DECISION NOT TO CONSULT) SEPARATE COUNSEL FOR THE MAKER AND WITH KNOWLEDGE OF THE LEGAL EFFECT HEREOF, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY, INTELLIGENTLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS THE MAKER HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES OF AMERICA, THE STATE OF DELAWARE, OR ELSEWHERE INCLUDING, WITHOUT LIMITATION, A HEARING PRIOR TO GARNISHMENT AND ATTACHMENT OF THE MAKER’S BANK ACCOUNT AND OTHER ASSETS. THE MAKER ACKNOWLEDGES AND UNDERSTANDS THAT BY ENTERING INTO THIS NOTE CONTAINING A CONFESSION OF JUDGMENT CLAUSE THAT THE MAKER IS VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY GIVING UP ANY AND ALL RIGHT RIGHTS, INCLUDING CONSTITUTIONAL RIGHTS, THAT THE MAKER HAS OR MAY HAVE TO NOTICE AND A HEARING BEFORE JUDGMENT CAN BE ENTERED AGAINST THE MAKER AND BEFORE THE MAKER’S ASSETS, INCLUDING, WITHOUT LIMITATION, ITS BANK ACCOUNTS, MAY BE GARNISHED, LEVIED, EXECUTED UPON AND/OR ATTACHED. THE MAKER UNDERSTANDS THAT ANY SUCH GARNISHMENT, LEVY, EXECUTION AND/OR ATTACHMENT SHALL RENDER THE PROPERTY GARNISHED, LEVIED, EXECUTED UPON OR ATTACHED IMMEDIATELY UNAVAILABLE TO THE MAKER. IT IS SPECIFICALLY ACKNOWLEDGED BY THE MAKER THAT THE HOLDER HAS RELIED ON THIS WARRANT OF ATTORNEY AND THE RIGHTS WAIVED BY THE MAKER HEREIN IN RECEIVING THIS NOTE AND AS AN INDUCEMENT TO GRANT FINANCIAL ACCOMMODATIONS TO THE MAKER.

FOLLOWING AN EVENT OF DEFAULT, THE MAKER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR THE MAKER AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST THE MAKER IN FAVOR OF HOLDER OR ANY HOLDER HEREOF FOR ALL AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND THE GREATER OF 10% OF THE OUTSTANDING PRINCIPAL AND INTEREST HEREUNDER OR $10,000.00 AS A REASONABLE ATTORNEY’S FEE, AND FOR DOING SO THIS NOTE OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THE MAKER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE DEFAULT RATE SET FORTH IN ANY OF THE DOCUMENTS EVIDENCING THE OBLIGATIONS OF THE MAKER. NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE HOLDER SHALL ELECT UNTIL SUCH TIME AS THE HOLDER SHALL HAVE RECEIVED PAYMENT IN FULL OF ALL AMOUNTS DUE HEREUNDER. THE MAKER ACKNOWLEDGES AND AGREES THAT: (A) THE FOREGOING WARRANT OF ATTORNEY TO CONFESS JUDGMENT IS BEING EXECUTED IN CONNECTION WITH A COMMERCIAL TRANSACTION; AND (B) THE HOLDER’S CONFESSION OF JUDGMENT FOLLOWING AN EVENT OF DEFAULT AND IN ACCORDANCE WITH THE FOREGOING WARRANT OF ATTORNEY WOULD BE IN ACCORDANCE WITH THE MAKER’S REASONABLE EXPECTATIONS.

This Note is and shall be deemed to have been made and delivered in the State of Delaware and in all respects shall be governed and construed in accordance with the laws of that State.

This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Delaware or in the federal courts located in Delaware. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

The word “Maker” shall include Maker’s representatives, successors and assigns and the word “Holder” shall include Holder’s representatives, successors and assigns.

Maker and all endorsers of this Note hereby waive presentment for payment, demand for payment, notice of non-payment and dishonor, protest, and notice of protest; consent to any renewals, extensions and partial payments of this Note or the indebtedness for which it is given without notice to them, and consent that no such renewals, extensions or partial payments shall discharge any party hereto from liability hereon in whole or in part.

If this Note shall be placed with an attorney for collection, Maker, endorsers and guarantors agree to pay all costs of collection, including reasonable attorneys’ fees which shall be added to the amount due under this Note and shall be recoverable with the amount due under this Note and shall be a lien on any collateral securing this Note.

Maker acknowledges and agrees that sufficient consideration has passed to render this Note valid and enforceable and waives any claim based on inadequate consideration. Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Holder. This Note shall inure to the benefit of, and be binding upon, the parties and their permitted assigns.

No failure to exercise, and no delay in exercising on the part of the Holder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA.

If any term or provision of this Note or the Pledge Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the Pledge Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above set forth.

ACCREDITED SOLUTIONS, INC. EXEMPLAR

By:
Eduardo A. Brito
Chief Executive Officer

EXHIBIT A

Form of Default Payment Note

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE MAKER, IS OBTAINED TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

ACCREDITED SOLUTIONS, INC.

8% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Accredited Solutions, Inc., a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Craig Span, or registered assigns (the “Holder”), the sum of $175,000.00 together with any interest as set forth herein, on the date that is one (1) following the Issue Date (defined below) (the “Maturity Date”), including interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment.

This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Holder pays the full Purchase Price to the Borrower and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

Article I. Conversion Rights

1.1 Conversion Right. The Holder shall have the right from time to time, and at any time following the Issue Date of this Note, in respect of the remaining outstanding amount of this Note to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or, in the event of a recapitalization or merger, any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”) [The foregoing is not a ratchet provision; in the event of a recapitalization or merger, if common shareholder receive any other shares or interests, i.e., shares of a different issuer in the event of a merger, the Note will convert into such shares. That is the Note conversion rights will follow the merger]; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.4 hereof.

1.1.1 Rights of Qualification. The Holder shall have the right, which may be exercised at the Holder’s sole discretion, to convert any amount due under this Note into shares of any qualified Regulation A Offering under the Securities Act of 1933, as amended (the “Securities Act”), of Borrower during the term of the any such Regulation A Offering. The number of shares to be issued upon any such conversion shall be in accordance with Section 1.2 of this Note. In conjunction with the rights granted to the Holder under this Section 1.1.1, Borrower shall, as may be required and while any amount due under this Note remains outstanding, qualify and allocate a sufficient number of shares of Common Stock to repay the remaining balance under the Note in full.

1.2 Conversion Price. The Conversion Price shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the closing price for the Common Stock on the trading day immediately preceding the date of any conversion. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Notwithstanding the foregoing paragraph, should the Holder exercise its conversion rights pursuant to Section 1.1.1 of this Note, the Conversion Price shall be equal to the then-current offering price of the applicable Regulation A Offering Statement.

1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved four and one half times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation set forth in Section 1.1 is not in effect) (based on the respective Conversion Price of the Note (as defined in Section 1.2) in effect from time to time, initially 10,000,000 shares) (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased with the written consent of the Holder) from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

1.4 Method of Conversion.

(a) Mechanics of Conversion. As set forth in Section 1.1 hereof, from time to time, and at any time, ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(e) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (3 business days after receipt of Conversion Notice) due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(e) are justified.

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (i) the Borrower or its transfer agent shall have been furnished by the Holder with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (ii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement).

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. [NOTE: This is not a ratchet provision, it simply prohibits the issuer from effecting a distribution of assets or stock while attempting to avoid conversion or payment of the note (i.e., in the event of an asset distribution which renders the company a shell company, without the foregoing language, although it would be a default, the note holder would be left with little other remedies to attempt to be repaid from the spin off entity). Note that the language does not change the conversion price formula.]

1.7 Prepayment. Notwithstanding anything to the contrary contained in this Note, at any time, the Borrower shall have the right, exercisable on not more than ten-days’ prior written notice to the Holder of the Note, to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.7. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than ten days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (defined below) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Borrower (which direction shall be sent to the Borrower by the Holder at least one (1) business day prior to the Optional Prepayment Date). If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash equal to the then-outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any (the “Optional Prepayment Amount”). If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.7.

ARTICLE II. CERTAIN COVENANTS

2.1 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may not be unreasonably withheld as long as such disposition does not render the Borrower a “shell company” as such term is defined in Rule 144.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

3.3 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8 [Omitted].

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower rendering the Borrower a “shell company” as such term is defined in Rule 144, or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with OTC Markets at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.12 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.13 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note or upon acceleration), 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.12, 3.13, and/or 3.14 exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable and the details of the determination of such amount, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to: Accredited Solutions, Inc.

2810 N. Arcadia Court, Unit A210, Palm Springs, California 92262

Attention: Chief Executive Officer

E-mail: eduardo@diamondcreekwater.com

If to the Holder: Craig Span

1709 Waterford Way, Maple Glen, Pennsylvania 19002

E-mail: cspan@globetopper.com

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be assigned by the Holder without the consent of the Borrower.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Nevada or in the federal courts located in Las Vegas, Nevada . The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.8 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on ________, 202__.

ACCREDITED SOLUTIONS, INC. EXEMPLAR

By:
Eduardo A. Brito
Chief Executive Officer

EXHIBIT A

FORM OF NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________ principal amount and $_________ of accrued interest of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Accredited Solutions, Inc., a Nevada corporation (the “Borrower”), according to the conditions of the convertible note of the Borrower dated as of ___________, 202___ (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐ The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: _________________________________________________

Account Number: _________________________________________________

☐ The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of conversion: _________________________________________________

Applicable Conversion Price: $_________________________________________________

Number of shares of common stock to be issued pursuant to conversion of the Notes: _______________________

Amount of Principal Balance due remaining under the Note after this conversion: ___________________________

By:

EXHIBIT C

Form of Default Payment Note

THIS NOTE, AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE MAKER, IS OBTAINED TO THE EFFECT THAT SUCH PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

ACCREDITED SOLUTIONS, INC.

8% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Accredited Solutions, Inc., a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Craig Span, or registered assigns (the “Holder”), the sum of $175,000.00 together with any interest as set forth herein, on the date that is one (1) following the Issue Date (defined below) (the “Maturity Date”), including interest on the unpaid principal balance hereof at the rate of eight percent (8%) (the “Interest Rate”) per annum from the date hereof (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment.

This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the date that the Holder pays the full Purchase Price to the Borrower and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

Article I. Conversion Rights

1.1 Conversion Right. The Holder shall have the right from time to time, and at any time following the Issue Date of this Note, in respect of the remaining outstanding amount of this Note to convert all or any part of the outstanding and unpaid amount of this Note into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or, in the event of a recapitalization or merger, any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”) [The foregoing is not a ratchet provision; in the event of a recapitalization or merger, if common shareholder receive any other shares or interests, i.e., shares of a different issuer in the event of a merger, the Note will convert into such shares. That is the Note conversion rights will follow the merger]; provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the “Notice of Conversion”), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00pm, New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at the Holder’s option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder’s option, any amounts owed to the Holder pursuant to Sections 1.4 hereof.

1.1.1 Rights of Qualification. The Holder shall have the right, which may be exercised at the Holder’s sole discretion, to convert any amount due under this Note into shares of any qualified Regulation A Offering under the Securities Act of 1933, as amended (the “Securities Act”), of Borrower during the term of the any such Regulation A Offering. The number of shares to be issued upon any such conversion shall be in accordance with Section 1.2 of this Note. In conjunction with the rights granted to the Holder under this Section 1.1.1, Borrower shall, as may be required and while any amount due under this Note remains outstanding, qualify and allocate a sufficient number of shares of Common Stock to repay the remaining balance under the Note in full.

1.2 Conversion Price. The Conversion Price shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the closing price for the Common Stock on the trading day immediately preceding the date of any conversion. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

Notwithstanding the foregoing paragraph, should the Holder exercise its conversion rights pursuant to Section 1.1.1 of this Note, the Conversion Price shall be equal to the then-current offering price of the applicable Regulation A Offering Statement.

1.3 Authorized Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note issued pursuant to the Purchase Agreement. The Borrower is required at all times to have authorized and reserved four and one half times the number of shares that would be issuable upon full conversion of the Note (assuming that the 4.99% limitation set forth in Section 1.1 is not in effect) (based on the respective Conversion Price of the Note (as defined in Section 1.2) in effect from time to time, initially 10,000,000 shares) (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased with the written consent of the Holder) from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

1.4 Method of Conversion.

(a) Mechanics of Conversion. As set forth in Section 1.1 hereof, from time to time, and at any time, ending on the later of: (i) the Maturity Date and (ii) the date of payment of the Default Amount, this Note may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Note at the principal office of the Borrower (upon payment in full of any amounts owed hereunder).

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion.

(c) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

(d) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

(e) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline (3 business days after receipt of Conversion Notice) due to action and/or inaction of the Borrower, the Borrower shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that the Borrower fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Borrower to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Borrower by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Borrower agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the liquidated damages provision contained in this Section 1.4(e) are justified.

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless: (i) the Borrower or its transfer agent shall have been furnished by the Holder with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (ii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the Purchase Agreement).

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined below) or Persons when the Borrower is not the survivor shall be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III). “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution. [NOTE: This is not a ratchet provision, it simply prohibits the issuer from effecting a distribution of assets or stock while attempting to avoid conversion or payment of the note (i.e., in the event of an asset distribution which renders the company a shell company, without the foregoing language, although it would be a default, the note holder would be left with little other remedies to attempt to be repaid from the spin off entity). Note that the language does not change the conversion price formula.]

1.7 Prepayment. Notwithstanding anything to the contrary contained in this Note, at any time, the Borrower shall have the right, exercisable on not more than ten-days’ prior written notice to the Holder of the Note, to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.7. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to the Holder of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, and (2) the date of prepayment which shall be not more than ten days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), the Borrower shall make payment of the Optional Prepayment Amount (defined below) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Borrower (which direction shall be sent to the Borrower by the Holder at least one (1) business day prior to the Optional Prepayment Date). If the Borrower exercises its right to prepay the Note, the Borrower shall make payment to the Holder of an amount in cash equal to the then-outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date plus (y) Default Interest, if any (the “Optional Prepayment Amount”). If the Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to the Holder of the Note within two (2) business days following the Optional Prepayment Date, the Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.7.

ARTICLE II. CERTAIN COVENANTS

2.1 Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may not be unreasonably withheld as long as such disposition does not render the Borrower a “shell company” as such term is defined in Rule 144.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

3.1 Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or upon acceleration and such breach continues for a period of five (5) days after written notice from the Holder.

3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within forty-eight (48) hours of a demand from the Holder.

3.3 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Holder.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

3.7 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

3.8 [Omitted].

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower rendering the Borrower a “shell company” as such term is defined in Rule 144, or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

3.11 Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with OTC Markets at any time after 180 days after the Issuance Date for any date or period until this Note is no longer outstanding, if the result of such restatement would, by comparison to the un-restated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.12 Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

3.13 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term “Other Agreements” shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE BORROWER SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLIGATIONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HEREIN); MULTIPLIED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note or upon acceleration), 3.3, 3.4, 3.7, 3.8, 3.10, 3.11, 3.12, 3.13, and/or 3.14 exercisable through the delivery of written notice to the Borrower by such Holders (the “Default Notice”), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 150% times the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the “Default Amount”) and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable and the details of the determination of such amount, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to: Accredited Solutions, Inc.

2810 N. Arcadia Court, Unit A210, Palm Springs, California 92262

Attention: Chief Executive Officer

E-mail: eduardo@diamondcreekwater.com

If to the Holder: Craig Span

1709 Waterford Way, Maple Glen, Pennsylvania 19002

E-mail: cspan@globetopper.com

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the Securities and Exchange Commission). Notwithstanding anything in this Note to the contrary, this Note may be assigned by the Holder without the consent of the Borrower.

4.5 Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Nevada or in the federal courts located in Las Vegas, Nevada . The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

4.8 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer on ________, 202__.

ACCREDITED SOLUTIONS, INC. EXEMPLAR
By:
Eduardo A. Brito
Chief Executive Officer

EXHIBIT A

FORM OF NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________ principal amount and $_________ of accrued interest of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the conversion of the Note (“Common Stock”) as set forth below, of Accredited Solutions, Inc., a Nevada corporation (the “Borrower”), according to the conditions of the convertible note of the Borrower dated as of ___________, 202___ (the “Note”), as of the date written below. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

Box Checked as to applicable instructions:

☐ The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker: _________________________________________________

Account Number: _________________________________________________

☐ The undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Date of conversion: _________________________________________________

Applicable Conversion Price: $_________________________________________________

Number of shares of common stock to be issued pursuant to conversion of the Notes: __________________

Amount of Principal Balance due remaining under the Note after this conversion: ______________________

By:

Exhibit 7.02

Certificate of the Chief Executive Officer

Certificate of the

Chief Executive Officer

________________________

Accredited Solutions, Inc.

(a Nevada corporation)

The undersigned, the duly elected and acting Chief Executive Officer of Accredited Solutions, Inc., a Nevada corporation (“ASII”), hereby certifies and affirms that each of the following is true and correct:

1.	The representations and warranties of ASII contained in that certain Share Purchase Agreement between ASII and the owner of Globetopper, LLC, a Delaware limited liability company (the “Agreement”) to which this Certificate relates are true and correct in all material respects on the date of this Certificate and, except for those representations and warranties which address matters only as of a particular date, with the same force and effect as if made as of this date.

2.	ASII is a corporation duly organized and existing under the laws of the State of Nevada and has the power and authority to own its properties and carry on its business in the manner in which such business is conducted.

3.	The execution, delivery and performance by ASII of the Agreement, in accordance with the terms and provisions of the Agreement, have been duly authorized by appropriate corporate action of ASII.

4.	ASII has full power, right and authority to enter into the Agreement and to perform its obligations under the Agreement, and the Agreement is the legal, valid and binding obligation of ASII and is enforceable against ASII in accordance with its terms.

5.	The Closing Note to be issued and delivered by ASII pursuant to the Agreement will be, upon issuance and delivery pursuant to the terms of the Agreement, enforceable against ASII.

Certified and affirmed this 1st day of November, 2024.

EXEMPLAR

Eduardo A. Brito
Chief Executive Officer
Accredited Solutions, Inc. (a Nevada corporation)

Exhibit 8.02

Certificate of the Owner

 _______________________________

Globetopper, LLC

(a Delaware limited liability company)

The undersigned (the “Owner”), being the person owning 100% of the outstanding membership interests of Globetopper, LLC, a Delaware limited liability company (“Acquired Company”), hereby certifies and affirms that each of the following is true and correct:

1.	The representations and warranties of the Owner in that certain Membership Interest Purchase Agreement (the “Agreement”) between Accredited Solutions, Inc., a Nevada corporation (“ASII”), and the Owner to which this Certificate relates are true and correct in all material respects on the date of this Certificate and, except for those representations and warranties which address matters only as of a particular date, with the same force and effect as if made as of this date.

2.	Acquired Company is a limited liability company duly organized and existing under the laws of the State of Delaware and has the corporate power and authority to own its properties and carry on its business in the manner in which such business is conducted.

3.	Acquired Company has performed or complied with, in all material respects, all agreements and covenants required of it by that certain Agreement to which this Certificate relates.

4.	The Owner is under no legal disability with respect to entering into, and performing under, the Agreement.

5.	The Owner is the lawful owner of the Acquired Interests. The Owner has the legal right and power to sell, assign and transfer the Acquired Interests. The delivery of the Acquired Interests pursuant to the provisions of the Agreement will transfer valid title to the shares free and clear of all liens, encumbrances, claims and other restrictions, other than securities law-related restrictions, of any kind.

6.	The Acquired Interests are fully paid and non-assessable and, when transferred and sold on the Closing Date of the Agreement, will be free and clear of any liens, claims and encumbrances.

Certified and affirmed this 1st day of November, 2024.

Owner: EXEMPLAR

Craig Span